                                                                 Exhibit (a)(10)

                               SUPPLEMENT TO THE
                           OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF
                          JLK DIRECT DISTRIBUTION INC.
                                       AT
                              $8.75 NET PER SHARE

   THIS OFFER AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                November 7, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies And Other Nominees:

     We have been appointed by JLK Direct Distribution Inc. ("JLK"), a Pennsylvania corporation, to act as information agent in connection with JLK's offer to purchase all of the outstanding shares of JLK Class A Common Stock, par value $0.01 per share (the "Shares"), at a purchase price of $8.75 net per Share, to the selling shareowner in cash, without interest thereon (the "Offer Price"), pursuant to the merger agreement with Kennametal Inc. and Pegasus Acquisition Corporation, a wholly owned subsidiary of Kennametal, and upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 2000 (the "Offer to Purchase"), and in the Letter of Transmittal, both of which were sent to you in a previous mailing, and in the Supplement to the Offer to Purchase, dated November 7, 2000, enclosed herewith (which, together with the Offer to Purchase and the Letter of Transmittal, each as amended or supplemented from time to time, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Supplement to the Offer to Purchase dated November 7, 2000; and

     2. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND RIGHTS TO WITHDRAW EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 15, 2000, UNLESS THE OFFER IS EXTENDED.

     Documents accompanying the Offer to Purchase, including the Letter of Transmittal, Notice of Guaranteed Delivery, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, and a return envelope addressed to ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), remain valid for use in tendering Shares. If you need additional copies of these materials, please contact us (call collect) at (917) 320-6285.

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date of the Offer (as defined in the Offer to Purchase, as supplemented) a majority of all of JLK's then outstanding shares of Class A Common Stock (the "Minimum Condition"). This condition may only be waived by JLK with the consent of Kennametal; however, JLK will waive this condition if Kennametal and Pegasus waive one of the conditions to their obligation to consummate the merger, which is that JLK purchase at least 50% of its outstanding shares of Class A Common Stock in the Offer. The Offer is also subject to other conditions set forth in the Offer to Purchase, as supplemented.

     Notwithstanding any other provision of the Offer, including the Minimum Condition (also including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), JLK will accept for payment and pay for Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if JLK gives oral or written notice to the Depositary of JLK's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates representing the Shares ("Share Certificates") or timely confirmation (a "Book-Entry Confirmation") of the book-entry transfer with respect to, the Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures described in the section of the Offer to Purchase captioned "The Offer -- 3. Procedures for Accepting the Offer and Tendering Shares"; (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer; and (iii) any and all other documents required by the Letter of Transmittal.

     JLK will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. JLK will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies and other nominees for customary clerical and mailing costs incurred by them in forwarding the enclosed materials to their customers.

     JLK will pay or cause to be paid all stock transfer taxes applicable to their purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     In order to take advantage of the Offer, you must deliver before the expiration of this Offer to the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase a duly executed and properly completed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees (and any other documents required by the Letter of Transmittal), or an Agent's Message in connection with a book-entry delivery of Shares; AND either (a) the Share Certificates for the tendered Shares must be received by the depositary at one of such addresses, or (b) the Shares must be tendered pursuant to the procedure for book-entry transfer and a book-entry confirmation must be received by the depositary, all in accordance with the instructions set forth in the Letter of Transmittal and in the Offer to Purchase. SHARES PREVIOUSLY VALIDLY TENDERED PURSUANT TO THE OFFER AND NOT PROPERLY WITHDRAWN ARE VALIDLY TENDERED FOR PURPOSES OF THE EXTENDED OFFER AND THEREFORE NO FURTHER ACTION IS REQUIRED IN ORDER TO TAKE ADVANTAGE OF THE OFFER.

     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in the section of the Offer to Purchase captioned "The Offer -- 3. Procedures for Accepting the Offer and Tendering Shares."

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, us at:
ChaseMellon Shareholder Services, L.L.C., 44 Wall Street, New York, New York, 10005, Telephone (call collect): (917) 320-6285.

                                          Very truly yours,

                                          ChaseMellon Shareholder Services,
                                          L.L.C.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF JLK, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                        2